Exhibit 99.1

NetApp reports second quarter of fiscal year 2024 results

Net revenues of $1.56 billion for the second quarter

•
Introduced substantial innovation including the ASA C-Series, the extension of the Company’s Ransomware Recovery Guarantee, and performance and availability guarantees for NetApp Keystone storage as a service
•
Record Q2 GAAP consolidated gross margins of 71%; record non-GAAP consolidated gross margins1 of 72%
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Q2 GAAP operating margins of 20%; record non-GAAP operating margins1 of 27%
•
Q2 GAAP net income per share2 of $1.10; record non-GAAP net income3 per share of $1.58
•
$403 million returned to stockholders in share repurchases and cash dividends in the second quarter

SAN JOSE, Calif.—November 28, 2023—NetApp (NASDAQ: NTAP), the intelligent data infrastructure company, today reported financial results for the second quarter of fiscal year 2024, which ended on October 27, 2023.

“We delivered another strong quarter, with revenue above the midpoint of our guidance and all-time highs for gross margins, operating margins, and EPS,” said George Kurian, chief executive officer. “We are at the forefront of the evolution of the storage industry, helping our customers turn disruption into opportunity. Our modern approach to intelligent data infrastructure helps customers operate with seamless flexibility to deploy new applications, unify their data for AI, and simplify data protection in a world of limited IT resources, rapid data growth, and increased cybersecurity threats.”

Second quarter of fiscal year 2024 financial results

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Net revenues: $1.56 billion, compared to $1.66 billion in the second quarter of fiscal year 2023; a year-over-year decrease of 6%, or 8% in constant currency4.
o
Hybrid Cloud segment revenue: $1.41 billion, compared to $1.52 billion in the second quarter of fiscal year 2023.
o
Public Cloud segment revenue: $154 million, compared to $142 million in the second quarter of fiscal year 2023.
•
Billings1: $1.45 billion, compared to $1.60 billion in the second quarter of fiscal year 2023; a year-over-year decrease of 9%, or 11% in constant currency.
•
NetApp Public Cloud annualized revenue run rate (ARR)5: $609 million, compared to $603 million in the second quarter of fiscal year 2023; a year-over-year increase of 1%.
•
All-flash array ARR6: $3.2 billion, compared to $3.1 billion in the second quarter of fiscal year 2023; a year-over-year increase of 1%.
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Net income: GAAP net income of $233 million, compared to $750 million in the second quarter of fiscal year 2023; non-GAAP net income3 of $334 million, compared to $326 million in the second quarter of fiscal year 2023. The year-over-year fluctuations in GAAP and Non-GAAP net income each include a favorable impact of approximately $15 million from foreign currency exchange rate changes.

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Earnings per share: GAAP net income per share of $1.10 compared to $3.41 in the second quarter of fiscal year 2023; non-GAAP net income per share of $1.58 compared to $1.48 in the second quarter of fiscal year 2023. The year-over-year fluctuations in GAAP and Non-GAAP net income per share each include a favorable impact of approximately $0.07 from foreign currency exchange rate changes.
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Cash, cash equivalents and investments: $2.62 billion at the end of the second quarter of fiscal year 2024.
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Cash provided by operations: $135 million, compared to $214 million in the second quarter of fiscal year 2023.
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Share repurchase and dividends: Returned $403 million to stockholders through share repurchases and cash dividends.

Third quarter of fiscal year 2024 financial outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2024:

Net revenues are expected to be in the range of:	$1.51 billion - $1.67 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$1.17 - $1.27	$1.64 - $1.74

Full fiscal year 2024 financial outlook

The Company provided an update to their financial guidance for the full fiscal year 2024:

Net revenues are expected to be down approximately 2% year-over-year
	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	~70%	~71%
Operating margins are expected to be:	~19%	~26%
Earnings per share is expected to be in the range of:	$4.15 - $4.35	$6.05 - $6.25

Dividend

The next cash dividend of $0.50 per share is to be paid on January 24, 2024, to stockholders of record as of the close of business on January 5, 2024.

Second quarter of fiscal year 2024 business highlights

Leading product innovation

•
NetApp announced that the AFF C-Series has been added to the NetApp™ONTAP™ AI architecture to improve affordability and sustainability.

•
NetApp launched the NetApp ASA C-Series family, which builds on the success of the NetApp AFF C-Series and brings the benefits of AFF C-Series to block storage.
•
NetApp extended its Ransomware Recovery Guarantee, making it available for all on-premises NetApp ONTAP based storage systems, including NetApp AFF, ASA, and FAS.
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NetApp introduced its Ransomware Recovery Assurance Service, which validates a customer’s ability to recover data quickly by using NetApp Snapshot™. The service also provides a dedicated team to assist in data recovery if an attack occurs.
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NetApp announced that NetApp Keystone™ storage as a service now offers a comprehensive program to keep storage operations running efficiently with new Performance and Availability Guarantees.
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NetApp announced that its BlueXP™ disaster recovery service is available for public preview, providing simple, low-cost disaster protection for VMware workloads.
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NetApp updated the NetApp Astra™Control product family, delivering Kubernetes ransomware protection with immutable backups.
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Spot by NetApp announced the general availability of Spot Connect, which works to revolutionize cloud operations by automating workflows.

Customer and partner momentum

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NetApp introduced its new joint bare-metal-as-a-service (BMaaS) solution, NetApp Storage on Equinix Metal, which is delivered through NetApp Keystone.
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NetApp and Google Cloud extended their partnership with the introduction of Google Cloud NetApp Volumes, a fully managed, first-party service on Google Cloud based on NetApp ONTAP data management software and cloud services.
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NetApp announced the availability of the Standard service level of Google Cloud NetApp Volumes, expanding the offering to address a greater range of workloads more cost-effectively.
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NetApp and Google announced support for Google Cloud’s Vertex AI with Google Cloud NetApp Volumes for hybrid generative AI applications.
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NetApp announced cross-protocol AI pipelines on Amazon FSx for NetApp ONTAP with support for SageMaker Studio notebooks, as well as Kafka and Spark, by using either NFS or Amazon S3 protocols.
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NetApp announced the addition of unified file and object access through the ONTAP S3 API on Amazon FSx for NetApp ONTAP. With this access, customers can lower overall TCO by taking advantage of VPC peering to connect to VMware Cloud on AWS.
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NetApp announced enhanced capacity scaling, enhanced performance for Oracle databases, and support for transparent automated tiering of data to the Azure Cool Blob tier for improved cost savings on Microsoft Azure NetApp Files.
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Spot by NetApp achieved AWS Spot EC2 Service Ready status, validating Spot’s commitment to deliver a reliable and seamless experience for users by leveraging AWS Spot Instances.
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Spot by NetApp announced that Spot Eco for Azure now supports Cloud Solution Provider accounts with programmatic access through Azure app registrations.
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NetApp launched its updated Partner Sphere Program, further strengthening NetApp’s partner-first culture of collaboration and innovation to capture greater market share.
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NetApp announced the renewal of its partnership agreement with Ducati Corse for the 2023 through 2025 seasons and named NetApp the team’s Official Data Infrastructure Partner.

Corporate news and events

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NetApp released its 2023 ESG Report, detailing our environmental, social, and governance (ESG) strategies, activities, progress, metrics, and performance for our global operations for the fiscal year ending April 28, 2023.
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NetApp released its 2023 Data Complexity Report, which explores companies’ growing needs for unified data storage.
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NetApp hosted the NetApp INSIGHT™2023 conference, where CEO George Kurian’s keynote presented NetApp’s vision for intelligent data infrastructure and unveiled new block storage offerings to extend its unified data storage portfolio.

Awards and recognition

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NetApp was awarded a Gold ranking by EcoVadis.
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NetApp won the Google Cloud Technology Partner of the Year for “Infrastructure Storage” and “Marketplace Infrastructure.”
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NetApp won a 2023 TSIA STAR Award in “Innovation in Customer Portals that Improve the Digital Customer Experience.”
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NetApp won “Cloud Security Innovation of the Year” at the Cybersecurity Breakthrough Awards.
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NetApp was named one of the “World’s Most Trustworthy Companies” by Newsweek.
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NetApp was included in Newsweek’s “America’s Greenest Companies” list.
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NetApp was recognized as a leader in the “2023 Gartner Magic Quadrant for Primary Storage,” scoring the highest in Hybrid Cloud IT Operations and Containers Use Case.
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GigaOm listed NetApp as a leader and fast mover for data storage security posture (DSSP) and ransomware.
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GigaOm recognized NetApp BlueXP as a leader and outperformer in unstructured data management.
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Spot by NetApp was recognized as a leader and outperformer in the “GigaOm 2023 Radar for Cloud Management Platforms.”
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NetApp was listed as a Leader and Outperformer in GigaOm’s “2023 Radar for Cloud Observability” report.
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CRN listed the NetApp ASA family, FlexPod™, and Google Cloud NetApp Volumes as finalists for the publication’s “Products of the Year.”
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NetApp’s Jenni Flinders, senior vice president, Worldwide Partner Organization, was named a finalist for the CRN Woman of the Year Awards.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Third Quarter of Fiscal Year 2024 Financial Outlook section and Full Fiscal Year 2024 Financial Outlook section, statements about our ability to help our customers operate with seamless flexibility to deploy applications, unify their data, simplify data protection and turn disruption into opportunity. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate, our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services, our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions, general global political, macroeconomic and market conditions, including inflation, rising interest rates and foreign exchange volatility and the resulting impact on demand for our products, material cybersecurity and other security breaches, the impact of supply chain disruptions on our business operations, financial performance and results of operations, changes in U.S. government spending, revenue seasonality, changes in laws or regulations, including those relating to privacy, data protection and information security, and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Refer to NetApp Usage of non-GAAP Financial Information section below for explanations of consolidated non-GAAP gross margins, non-GAAP operating margins, free cash flow and billings.

2GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

3Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, and (j) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

4Refer to the Constant Currency section below for an explanation of constant currency growth rates and the impact of foreign currency exchange rate changes on year-over-year fluctuations in earnings.

5Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

6All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP gross margins, non-GAAP operating margins, non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP gross margins, non-GAAP operating margins, non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges or benefits resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Constant Currency

In periods in which the impacts of foreign currency exchange rate changes are significant, NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

NetApp is the intelligent data infrastructure company combining unified data storage, integrated data services, and CloudOps solutions to turn a world of disruption into opportunity for every customer. NetApp creates silo-free infrastructure, then harnesses observability and AI, to enable the best data management. As the only enterprise-grade storage service natively embedded in the world’s biggest clouds, our data storage delivers seamless flexibility and our data services create a data advantage through superior cyber-resilience, governance, and applications agility. Our CloudOps solutions provide continuous optimization of performance and efficiency through observability and AI. No matter the data type, workload, or environment, transform your data infrastructure to realize your business possibilities with NetApp. Learn more at www.netapp.com or follow us on X, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 27, 2023	April 28, 2023

ASSETS

Current assets:
Cash, cash equivalents and investments	$2,620	$3,070
Accounts receivable	787	987
Inventories	122	167
Other current assets	464	456
Total current assets	3,993	4,680

Property and equipment, net	623	650
Goodwill and purchased intangible assets, net	2,911	2,940
Other non-current assets	1,546	1,548
Total assets	$9,073	$9,818

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$411	$392
Accrued expenses	919	857
Current portion of long-term debt	400	—
Short-term deferred revenue and financed unearned services revenue	2,003	2,218
Total current liabilities	3,733	3,467
Long-term debt	1,991	2,389
Other long-term liabilities	580	708
Long-term deferred revenue and financed unearned services revenue	1,999	2,095
Total liabilities	8,303	8,659

Stockholders' equity	770	1,159
Total liabilities and stockholders' equity	$9,073	$9,818

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2023	October 28, 2022	October 27, 2023	October 28, 2022
Net revenues:
Product	$706	$837	$1,296	$1,623
Services	856	826	1,698	1,632
Net revenues	1,562	1,663	2,994	3,255

Cost of revenues:
Cost of product	276	418	541	815
Cost of services	176	158	347	307
Total cost of revenues	452	576	888	1,122
Gross profit	1,110	1,087	2,106	2,133

Operating expenses:
Sales and marketing	461	479	929	937
Research and development	262	243	509	483
General and administrative	75	67	149	139
Restructuring charges	5	11	31	22
Acquisition-related expense	3	5	6	15
Total operating expenses	806	805	1,624	1,596

Income from operations	304	282	482	537

Other income, net	11	23	19	38

Income before income taxes	315	305	501	575

Provision (benefit) for income taxes	82	(445)	119	(389)

Net income	$233	$750	$382	$964

Net income per share:
Basic	$1.12	$3.46	$1.82	$4.40

Diluted	$1.10	$3.41	$1.79	$4.34

Shares used in net income per share calculations:
Basic	208	217	210	219

Diluted	211	220	214	222

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 27, 2023	October 28, 2022	October 27, 2023	October 28, 2022
Cash flows from operating activities:
Net income	$233	$750	$382	$964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64	59	128	117
Non-cash operating lease cost	12	13	23	27
Stock-based compensation	93	78	180	145
Deferred income taxes	(7)	(555)	(13)	(570)
Other items, net	(25)	(61)	(27)	(127)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(147)	(51)	185	313
Inventories	9	(12)	46	(40)
Accounts payable	70	62	14	(28)
Accrued expenses	137	100	48	(108)
Deferred revenue and financed unearned services revenue	(108)	(61)	(241)	(93)
Long-term taxes payable	(111)	(85)	(110)	(84)
Changes in other operating assets and liabilities, net	(85)	(23)	(27)	(21)
Net cash provided by operating activities	135	214	588	495
Cash flows from investing activities:
Redemptions (purchases) of investments, net	264	(211)	72	(342)
Purchases of property and equipment	(38)	(77)	(73)	(142)
Acquisitions of businesses, net of cash acquired	—	—	—	(491)
Other investing activities, net	1	—	—	59
Net cash provided by (used in) investing activities	227	(288)	(1)	(916)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	—	52	54
Payments for taxes related to net share settlement of stock awards	(20)	(11)	(85)	(63)
Repurchase of common stock	(300)	(150)	(700)	(500)
Repayments and extinguishment of debt	—	(250)	—	(250)
Dividends paid	(103)	(108)	(209)	(218)
Other financing activities, net	2	(1)	—	(2)
Net cash used in financing activities	(421)	(520)	(942)	(979)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26)	(25)	(26)	(43)

Net change in cash, cash equivalents and restricted cash	(85)	(619)	(381)	(1,443)
Cash, cash equivalents and restricted cash:
Beginning of period	2,026	3,295	2,322	4,119
End of period	$1,941	$2,676	$1,941	$2,676

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q2'FY24	Q1'FY24	Q2'FY23
Product	$706	$590	$837
Support	623	611	607
Professional and Other Services	79	77	77
Hybrid Cloud Segment Net Revenues	1,408	1,278	1,521
Public Cloud Segment Net Revenues	154	154	142
Net Revenues	$1,562	$1,432	$1,663

Gross Profit by Segment
	Q2'FY24	Q1'FY24	Q2'FY23
Product	$431	$326	$420
Support	573	564	562
Professional and Other Services	19	19	23
Hybrid Cloud Segment Gross Profit	1,023	909	1,005
Public Cloud Segment Gross Profit	102	103	97
Total Segments Gross Profit	1,125	1,012	1,102

Amortization of Intangible Assets	(8)	(9)	(10)
Stock-based Compensation	(7)	(7)	(5)
Unallocated Cost of Revenues	(15)	(16)	(15)

Gross Profit	$1,110	$996	$1,087

Gross Margin by Segment
	Q2'FY24	Q1'FY24	Q2'FY23
Product	61.0%	55.3%	50.2%
Support	92.0%	92.3%	92.6%
Professional and Other Services	24.1%	24.7%	29.9%
Hybrid Cloud Segment Gross Margin	72.7%	71.1%	66.1%
Public Cloud Segment Gross Margin	66.2%	66.9%	68.3%

Product Revenues
	Q2'FY24	Q1'FY24	Q2'FY23
Total	$706	$590	$837
Software*	$398	$342	$495
Hardware*	$308	$248	$342

Software and recurring support and public cloud revenue
	Q2'FY24	Q1'FY24	Q2'FY23
Product - Software	$398	$342	$495
Support	623	611	607
Public Cloud	154	154	142
Software and recurring support and public cloud revenue*	$1,175	$1,107	$1,244

Software and recurring support and public cloud revenue as a percentage of net revenues	75%	77%	75%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix**
	% of Q2 FY'24	% of Q1 FY'24	% of Q2 FY'23
	Revenue	Revenue	Revenue
Americas	50%	53%	51%
Americas Commercial	37%	41%	37%
U.S. Public Sector	13%	12%	14%
EMEA	34%	31%	34%
Asia Pacific	16%	16%	15%

** Effective in Q1 FY'24, management began evaluating revenues by geographic region based on the location to which products and services are delivered, rather than based on the location from which the customer relationship is managed. Prior year percentages have been conformed to the current year presentation.

Pathways Mix
	% of Q2 FY'24	% of Q1 FY'24	% of Q2 FY'23
	Revenue	Revenue	Revenue
Direct	23%	24%	23%
Indirect	77%	76%	77%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q2'FY24	Q1'FY24	Q2'FY23
Non-GAAP Income from Operations	$419	$309	$393
% of Net Revenues	26.8%	21.6%	23.6%
Non-GAAP Income before Income Taxes	$425	$317	$416
Non-GAAP Effective Tax Rate	21.4%	21.5%	21.6%

Non-GAAP Net Income
	Q2'FY24	Q1'FY24	Q2'FY23
Non-GAAP Net Income	$334	$249	$326
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	211	216	220
Non-GAAP Net Income per Share, Diluted	$1.58	$1.15	$1.48

Select Balance Sheet Items
	Q2'FY24	Q1'FY24	Q2'FY23
Deferred Revenue and Financed Unearned Services Revenue	$4,002	$4,182	$4,051
DSO (days)	46	41	50
DPO (days)	83	72	92
Inventory Turns	15	13	9

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2'FY24	Q1'FY24	Q2'FY23
Net Cash Provided by Operating Activities	$135	$453	$214
Purchases of Property and Equipment	$38	$35	$77
Free Cash Flow	$97	$418	$137
Free Cash Flow as % of Net Revenues	6.2%	29.2%	8.2%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY24	Q1'FY24	Q2'FY23

NET INCOME	$233	$149	$750
Adjustments:
Amortization of intangible assets	14	15	17
Stock-based compensation	93	87	78
Restructuring charges	5	26	11
Acquisition-related expense	3	3	5
Litigation settlements	(5)	—	—
Income tax effects	(9)	(31)	(11)
Income tax benefit from intra-entity intellectual property transfer	—	—	(524)
NON-GAAP NET INCOME	$334	$249	$326

COST OF REVENUES	$452	$436	$576
Adjustments:
Amortization of intangible assets	(8)	(9)	(10)
Stock-based compensation	(7)	(7)	(5)
NON-GAAP COST OF REVENUES	$437	$420	$561

COST OF PRODUCT REVENUES	$276	$265	$418
Adjustments:
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$275	$264	$417

COST OF SERVICES REVENUES	$176	$171	$158
Adjustments:
Amortization of intangible assets	(8)	(9)	(10)
Stock-based compensation	(6)	(6)	(4)
NON-GAAP COST OF SERVICES REVENUES	$162	$156	$144

GROSS PROFIT	$1,110	$996	$1,087
Adjustments:
Amortization of intangible assets	8	9	10
Stock-based compensation	7	7	5
NON-GAAP GROSS PROFIT	$1,125	$1,012	$1,102

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY24	Q1'FY24	Q2'FY23
SALES AND MARKETING EXPENSES	$461	$468	$479
Adjustments:
Amortization of intangible assets	(6)	(6)	(7)
Stock-based compensation	(37)	(36)	(35)
NON-GAAP SALES AND MARKETING EXPENSES	$418	$426	$437

RESEARCH AND DEVELOPMENT EXPENSES	$262	$247	$243
Adjustments:
Stock-based compensation	(35)	(32)	(26)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$227	$215	$217

GENERAL AND ADMINISTRATIVE EXPENSES	$75	$74	$67
Adjustments:
Stock-based compensation	(14)	(12)	(12)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$61	$62	$55

RESTRUCTURING CHARGES	$5	$26	$11
Adjustments:
Restructuring charges	(5)	(26)	(11)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$3	$3	$5
Adjustments:
Acquisition-related expense	(3)	(3)	(5)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$806	$818	$805
Adjustments:
Amortization of intangible assets	(6)	(6)	(7)
Stock-based compensation	(86)	(80)	(73)
Restructuring charges	(5)	(26)	(11)
Acquisition-related expense	(3)	(3)	(5)
NON-GAAP OPERATING EXPENSES	$706	$703	$709

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY24	Q1'FY24	Q2'FY23
INCOME FROM OPERATIONS	$304	$178	$282
Adjustments:
Amortization of intangible assets	14	15	17
Stock-based compensation	93	87	78
Restructuring charges	5	26	11
Acquisition-related expense	3	3	5
NON-GAAP INCOME FROM OPERATIONS	$419	$309	$393

OTHER INCOME, NET	$11	$8	$23
Adjustments:
Litigation settlements	(5)	—	—
NON-GAAP OTHER INCOME, NET	$6	$8	$23

INCOME BEFORE INCOME TAXES	$315	$186	$305
Adjustments:
Amortization of intangible assets	14	15	17
Stock-based compensation	93	87	78
Restructuring charges	5	26	11
Acquisition-related expense	3	3	5
Litigation settlements	(5)	—	—
NON-GAAP INCOME BEFORE INCOME TAXES	$425	$317	$416

PROVISION (BENEFIT) FOR INCOME TAXES	$82	$37	$(445)
Adjustments:
Income tax effects	9	31	11
Income tax benefit from intra-entity intellectual property transfer	—	—	524
NON-GAAP PROVISION FOR INCOME TAXES	$91	$68	$90

NET INCOME PER SHARE	$1.10	$0.69	$3.41
Adjustments:
Amortization of intangible assets	0.07	0.07	0.08
Stock-based compensation	0.44	0.40	0.35
Restructuring charges	0.02	0.12	0.05
Acquisition-related expense	0.01	0.01	0.02
Litigation settlements	(0.02)	—	—
Income tax effects	(0.04)	(0.14)	(0.05)
Income tax benefit from intra-entity intellectual property transfer	—	—	(2.38)
NON-GAAP NET INCOME PER SHARE	$1.58	$1.15	$1.48

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY24	Q1'FY24	Q2'FY23
Gross margin-GAAP	71.1%	69.6%	65.4%
Cost of revenues adjustments	1.0%	1.1%	0.9%
Gross margin-Non-GAAP	72.0%	70.7%	66.3%

GAAP cost of revenues	$452	$436	$576
Cost of revenues adjustments:
Amortization of intangible assets	(8)	(9)	(10)
Stock-based compensation	(7)	(7)	(5)
Non-GAAP cost of revenues	$437	$420	$561

Net revenues	$1,562	$1,432	$1,663

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY24	Q1'FY24	Q2'FY23
Product gross margin-GAAP	60.9%	55.1%	50.1%
Cost of product revenues adjustments	0.1%	0.2%	0.1%
Product gross margin-Non-GAAP	61.0%	55.3%	50.2%

GAAP cost of product revenues	$276	$265	$418
Cost of product revenues adjustments:
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$275	$264	$417

Product revenues	$706	$590	$837

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q2'FY24	Q1'FY24	Q2'FY23
Services gross margin-GAAP	79.4%	79.7%	80.9%
Cost of services revenues adjustments	1.6%	1.8%	1.7%
Services gross margin-Non-GAAP	81.1%	81.5%	82.6%

GAAP cost of services revenues	$176	$171	$158
Cost of services revenues adjustments:
Amortization of intangible assets	(8)	(9)	(10)
Stock-based compensation	(6)	(6)	(4)
Non-GAAP cost of services revenues	$162	$156	$144

Services revenues	$856	$842	$826

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY24	Q1'FY24	Q2'FY23
GAAP effective tax rate	26.0%	19.9%	(145.9)%
Adjustments:
Income tax effects	(4.6)%	1.6%	41.6%
Income tax benefit from intra-entity intellectual property transfer	—%	—%	126.0%
Non-GAAP effective tax rate	21.4%	21.5%	21.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY24	Q1'FY24	Q2'FY23
Net cash provided by operating activities	$135	$453	$214
Purchases of property and equipment	(38)	(35)	(77)
Free cash flow	$97	$418	$137

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q2'FY24	Q1'FY24	Q2'FY23
Net revenues	$1,562	$1,432	$1,663
Change in deferred revenue and financed unearned services revenue*	(108)	(133)	(61)
Billings	$1,454	$1,299	$1,602

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2024

Third Quarter
Fiscal 2024

Non-GAAP Guidance - Net Income Per Share	$1.64-$1.74

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2024:
Amortization of intangible assets	($0.07)
Stock-based compensation expense	($0.44)
Income tax effects	$0.04
Total Adjustments	($0.47)

GAAP Guidance - Net Income Per Share	$1.17-$1.27

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
Fiscal 2024

Fiscal 2024
Gross Margin - Non-GAAP Guidance	~71%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~70%

Fiscal 2024

Operating Margin - Non-GAAP Guidance	~26%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(6)%
Operating Margin - GAAP Guidance	~19%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
Fiscal 2024

Fiscal 2024
Non-GAAP Guidance - Net Income Per Share	$6.05-$6.25

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2024:
Amortization of intangible assets	($0.27)
Stock-based compensation expense	($1.73)
Restructuring charges	($0.15)
Acquisition-related expenses	($0.03)
Litigation Settlement	$0.02
Income tax effects	$0.26
Total Adjustments	($1.90)

GAAP Guidance - Net Income Per Share	$4.15-$4.35

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Kenya Hayes

1 703 589 7595

kenya.hayes@netapp.com

(Investors)

Kris Newton

1 408 822 3312

kris.newton@netapp.com